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                                                                    EXHIBIT 8(b)



                                     B Y L A W S

                                         O F

                         THE FRANKLIN LIFE INSURANCE COMPANY
                                SPRINGFIELD, ILLINOIS

                             (AMENDED NOVEMBER 21, 1996)


                                   A R T I C L E  I

                               MEETING OF STOCKHOLDERS

    SECTION 1. The regular annual meeting of the stockholders of the Company shall be held at the Home Office of the Company, in the City of Springfield, Illinois, on the second Tuesday in January of each year at the hour of nine-thirty a.m.

    SECTION 2. Special meetings of the stockholders may be called at any time by the President and Secretary or by the holders of not less than a majority of the then outstanding stock by mailing to each stockholder a written notice (stating the time, place and object of the meeting) at least five (5) days prior to the date fixed therefor.

    SECTION 3. At any meeting of stockholders the holders of the majority of the capital stock issued and outstanding present in person or represented by proxy, shall constitute a quorum for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these Bylaws for an annual meeting, or fixed by notice as provided for a special meeting, a majority in interest (although less than a quorum) of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally fixed or modified.


                                 A R T I C L E  I I

                                      DIRECTORS

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    SECTION 1.  The Board of Directors of the Company shall consist of not less than seven (7) and not more than twelve (12) members. They shall be elected by the stockholders at their regular annual meeting for the term of one year each or until their successors are elected.

    SECTION 2. Vacancies in the Board of Directors may be filled by the stockholders at any regular meeting of stockholders, or at any special meeting called for that purpose.

    SECTION 3. A regular meeting of the board of Directors shall be held on the second Tuesday in the months of January, April, July and October at 9:30 a.m. Notice of each meeting shall be given to each member of the Board by the President or Secretary at least three days prior to the meeting date. A majority of all of the Directors shall constitute a quorum for the transaction of business but when a quorum is not present, one or more Directors present may adjourn and continue to adjourn such meeting from time to time, but not to a time beyond the date of the next regular meeting.

    SECTION 4. Special meetings of the Board of Directors may be called by the Chairman or President and Secretary , or by a majority of the Directors, by mailing to each Director a written notice (stating the time, place, and object of the meeting) at least three days prior to the date fixed therefor. A majority of all Directors shall constitute a quorum.

    SECTION 5. The Board of Directors, at its first meeting following the regular annual meeting of stockholders in each year, shall elect one of its members as Chairman of the Board to serve for one year or until his successor is elected and shall elect one of its members as Vice Chairman of the Board to serve for one year or until his successor is elected. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be required of him by the Board or by the Executive Committee. In case of a vacancy in the office of Chairman, the same may be filled for the unexpired term by the Board of Directors at any regular meeting or at any special meeting called for that purpose. In the event of the absence or inability of the Chairman, his duties shall be performed by the Vice Chairman, and the Vice Chairman shall perform such other duties as may be required of him by the Board or by the Executive committee. In the event of the absence or inability of the Chairman and the Vice Chairman, the duties of the Chairman shall be performed by the President.

    SECTION 6. The Board of Directors shall have the power to elect or appoint, and to remove at pleasure, all officers, committees and members of committees, and shall fix the salaries of all officers and committee members and prescribe their duties.


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                                 A R T I C L E  I I I

                                 STANDING COMMITTEES

    SECTION 1. The Board of Directors shall, at its first meeting following the regular annual meeting of the stockholders in each year, appoint the following standing committees: an Executive Committee of not less than three members or more than eight members; an Investment Committee of not less than four members or more than nine members; a Claims Committee of not less than three members or more than ten members, a Marketing Committee of not less than five members or more than twelve members; an Underwriting Committee of not less than three members or more than ten members; a Benefits Committee of not less than three members or more than five members; and Consumer Affairs Committee of not less than four members and not more than twelve members. All members shall serve for a term of one year or until their successors may be appointed. Vacancies may be filled by the Board of Directors at any regular meeting, or at any special meeting called for that purpose. Said Committees shall make written reports of their transactions to the Board, and their acts shall be subject to review by the Board of Directors. A majority of the members of any committee shall be a quorum for the transactions of business, except that it will not be necessary for the Underwriting Committee to have a quorum to pass on the insurability of any applicant for insurance.

    SECTION 2. The Executive Committee shall have the custody of all books, papers, and records of the Company, and shall have general control and direction of all the affairs and business of the Company not delegated in these Bylaws to other persons, officers, or committees or reserved to the Board of Directors.

    SECTION 3. The Investment Committee shall have authority to make all investments of the Company (except loans to policyholders when provided for by their policies) and all such investments shall be made in the name of the Company. Said Committee shall have control of all real estate belonging to the Company, and when in their judgment it is expedient to do so, may authorize any proper officer or employee to sell and/or transfer any of the Company's properties, securities, or investments and to manage any of the Company's properties. No investments shall be made or any assets sold unless the investment or sale is authorized or ratified by all members of said committee present at the meeting when such investment or sale is considered.

    SECTION 4. The Claims Committee shall supervise the administration of all claims arising from the death or disability of policyholders of the Company and formulate such rules and regulations covering the administration of claims as it deems necessary.


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    SECTION 5.  The Marketing Committee shall have general supervision of the agency activities of the Company.

    SECTION 6. The Underwriting Committee shall (a) supervise the underwriting of applications for new insurance and reinstatement of lapsed policies and promulgate such rules and regulations regarding the eligibility for insurance of such applicants as it deems necessary, and (b) perform such other duties as may be required of them by the Board of Directors.

    SECTION 7. The Benefits Committee shall administer any Retirement and Welfare Plan of the Company.

    SECTION 8. The Consumer Affairs Committee shall have general supervision of the Company's relations with the insuring public.



                                  A R T I C L E  I V

                                  EXECUTIVE OFFICERS

    SECTION 1. The Executive Officers of the Company shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, Treasurer, and one or more Assistant Treasurers, who shall be elected by the Board of Directors at their first meeting after the annual meeting of the stockholders, and they shall, subject to these Bylaws, serve for a term of one year each or until their successors are duly elected.
In case of a vacancy in any of the offices named in this Section, the same may be filled for the unexpired term by the Board of Directors at any regular meeting, or at a special meeting called for that purpose.

    SECTION 2. The Chief Executive Officer shall perform such duties as usually pertain to his office or as may be required of him by the Board of Directors or by the Executive Committee.

    SECTION 3. The President shall perform such duties as usually pertain to his office or as may be required of him by the Board of Directors or by the Executive Committee.

    SECTION 4. The Vice Presidents, in the order designated by the President, shall perform the duties of the President in case of his absence or inability to act. In event the President shall fail to make such designations, the order shall be designated by the Board of Directors, and in event of the absence or inability of the President and the Vice Presidents, the Board of Directors may


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select one of its members as President Pro Tem.  The Vice Presidents shall perform such other duties as may be required of them by the Board of Directors or by the Executive Committee.

    SECTION 5. The Secretary shall keep a record of the meetings of the stockholders and of the Board of Directors, and shall perform such duties as usually pertain to his office, or as may be required of him by the Board of Directors or by the Executive Committee.

    SECTION 6. The Assistant Secretaries, in the order designated by the Secretary, shall perform the duties of the Secretary in case of his absence or inability to act. In event the Secretary shall fail to make such designation, the order shall be designated by the Board of Directors, and in the event of the absence or inability of the Secretary and the Assistant Secretaries, the Board of Directors may select one of its members as Secretary Pro Tem. The Assistant Secretaries shall perform such other duties as may be required of them by the Board of Directors or by the Executive Committee

    SECTION 7. The Treasurer shall perform such duties as may be required of him by the Board of Directors, or by the Executive Committee.

    SECTION 8. The Assistant Treasurers, in the order designated by the Treasurer, shall perform the duties of the Treasurer in case of his absence or inability to act. In event the Treasurer shall fail to make such designation, the order shall be designated by the Board of Directors and in the event of the absence or inability of the Treasurer and the Assistant Treasurers the Board of Directors may select one of its members as Treasurer Pro Tem. The Assistant Treasurers shall perform such other duties as may be required of them by the Board of Directors or by the Executive Committee.



                                   A R T I C L E  V

                      TRANSFERRING REAL ESTATE, SECURITIES, ETC.

    SECTION 1. The President, or a Vice President, or an Assistant Vice President, or the General Counsel, or the Treasurer, or the Assistant Treasurer and the Secretary or an Assistant Secretary, are authorized for and on behalf of the Company.

    (a) To execute, acknowledge, and deliver deeds to real estate when such real estate has been sold.

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    (b)  To assign, transfer, and cancel evidence of indebtedness and notes secured by mortgage upon real estate when such notes have been paid or sold.

    (c) To execute releases of mortgages upon real estate when the notes such mortgages were given to secure have been paid, and to execute partial releases, easements, and subordinations.

    (d) To transfer bonds, stocks, and/or other securities held as collateral security for loans when such loans have been paid or sold.

    (e) To transfer bonds, stocks, and/or other assets or securities when such bonds, stocks, and/or other assets or securities have been sold or called for payments.

    (f) To execute such other instruments from time to time as may be necessary or expedient to carry on the business of the Company.

    SECTION 2. For the purpose of deposit under the provisions of Section 1 of "An Act to Provide for the Deposit of Reserve and the Registration of Policies and Annuity Bonds by Life Insurance Companies of this State" (approved April 18, 1899, in force July 1, 1899, as amended), the President, or a Vice President, or an Assistant Vice President, or the General Counsel and the Secretary, or an Assistant Secretary, are hereby authorized to execute, acknowledge, and deliver from time to time and for and on behalf of and in the name of this Company, a deed or deeds conveying to the Director of Insurance of the State of Illinois, his successor, or successors, in office, in trust for the purpose and objects specified in said Act, such parcels of real estate as said officers may deem advisable.

    SECTION 3. The President, a Vice President, an Assistant Vice President, the General Counsel, or the Secretary is authorized to negotiate and enter into any leasing agreement for any real estate owned by the Company and to execute the same for and on behalf of the Company, and to do and perform any and all other acts that may be necessary to effectively accomplish the purposes mentioned.


                                 A R T I C L E   V I

                          ACTUARIES, MEDICAL DIRECTORS, ETC.

    SECTION 1. The Board of Directors may appoint one or more Actuaries, one or more Associate Actuaries, and one or more Assistant Actuaries, one or more Medical Directors, one or more Associate Medical Directors and one or more Assistant Medical Directors, and such other officers and department heads


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as it may deem necessary and expedient, who shall perform such duties as may be required of them by the Board of Directors or by the Executive Committee.


                                 A R T I C L E  V I I

                      INDEMNIFICATION FOR OFFICERS AND DIRECTORS

    SECTION 1. The Company shall indemnify and hold harmless each person who shall serve at any time hereafter as a director or officer of the Company or who is serving at the request of the Company as a director or officer of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise from and against any and all claims and liabilities to which such person shall become subject by reason of his having heretofore or hereafter been a director or officer of the Company, or such other organization with respect to which such director or officer serves at the request of the Company, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own willful misconduct.


                                A R T I C L E  V I I I

                                       SALARIES

    SECTION 1. All salaries, compensations, or emolument to be paid to any officer or director of the Company, and all salaries, compensations or emolument amounting in any year to more than forty thousand dollar ($40,000.00) to any person, firm, or corporation, shall be first authorized by a vote of the Board of Directors, which vote shall be by roll call at a regular meeting of said Board, and which vote shall be duly recorded in the records of the Company.


                                  A R T I C L E  I X

                                         SEAL

    SECTION 1. The Corporate Seal of the Company shall be that now in use, consisting of two concentric circles between which shall be the words "The Franklin Life Insurance Company, Springfield, Ill." and in the center shall be


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inserted the words "Corporate Seal" and such seal is impressed on the margin hereof.



                                   A R T I C L E  X

                                      AMENDMENTS

    Section 1. These Bylaws may be amended, repealed, or altered in whole or in part by the Board of Directors at any regular meeting, or at any special meeting called for that purpose.

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